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                                                                  EXHIBIT 10.8.4




                                    AMFM INC.

                             THIRD AMENDMENT TO THE
                        CAPSTAR BROADCASTING CORPORATION
                             1998 STOCK OPTION PLAN


         THIS THIRD AMENDMENT TO THE CAPSTAR BROADCASTING CORPORATION 1998 STOCK OPTION PLAN (this "Amendment") is made and adopted by AMFM Inc., a Delaware corporation (the "Company"), effective as of July 5, 2000.

                                    RECITALS

         WHEREAS, the Company assumed all of the obligations of Capstar Broadcasting Corporation ("CBC") under the Capstar Broadcasting Corporation 1998 Stock Option Plan, as amended (the "Plan"), upon the merger of CBC with CBC Acquisition Company, Inc., a Delaware corporation and wholly-owned subsidiary of the Company;

         WHEREAS, in contemplation of the consummation of the merger (the "Clear Channel Merger") of CCU Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Clear Channel Communications, Inc., a Texas corporation, with and into the Company, the Board of Directors of the Company approved this Amendment to amend the terms and provisions of the Plan; and

         WHEREAS, any capitalized term used herein, and not otherwise defined herein, shall have the meaning set forth in the Plan.

                                    AMENDMENT

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. Subsection 6(h) of the Plan is amended by adding the following sentence immediately after the last sentence thereof:

         Anything in the Plan or the terms of any Option to the contrary notwithstanding, with respect to any Options outstanding immediately after the Clear Channel Merger, if on or before the second anniversary of the Clear Channel Merger (i) the employment of an optionee of the Company or a Related Entity terminates for any reason other than those specified in subsections 6(e), (f) or (g) above, or (ii) an optionee of the Company or a Related Entity resigns after any action by the Company or a Related Entity which results in a material diminution in the position, compensation, authority, duties or responsibilities of the optionee or requires the optionee to relocate to another city which is more than 50 miles from the optionee's then current location of employment, then the Option shall vest and become fully exercisable and such


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         optionee shall have the right to exercise his or her Option for the full amount of shares underlying the Option until the termination of the Option in accordance with its terms without regard, however, to any termination of employment provisions contained therein.

         2. Subsection 7(b)(ii) is amended by adding the following sentence at the end thereof:

         Anything in the Plan or the terms of any Option to the contrary notwithstanding, any Option held by an optionee who held office as a non-employee director of the Company on or after October 2, 1999 shall vest and become fully exercisable at the effective time of the Clear Channel Merger or at such earlier time at which such optionee no longer holds office as such non-employee director of the Company by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and such optionee shall have the right to exercise such Options for the full amount of the shares underlying the Options until the termination of the Options in accordance with their terms, without regard, however, to any provisions contained therein that otherwise would have the effect of terminating the Options prior to expiration of the full term of the Options.

         3. Except as expressly set forth herein, the Plan shall remain in full force and effect without further amendment or modification.

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         IN WITNESS WHEREOF, the Company, acting by and through its officer hereunto duly authorized, has executed this Amendment effective as of the date first written above.


                                          AMFM INC.


                                          By:         /s/ W. Schuyler Hansen
                                                   -------------------------
                                          Name:    W. Schuyler Hansen
                                          Title:   Senior Vice President and
                                                   Chief Accounting Officer




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